Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of NCR Atleos Corporation (the “Company”) for the period ending September 30, 2026 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002), that:
(1)the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
The foregoing certification (i) is given to such officers’ knowledge, based upon such officers’ investigation as such officers reasonably deem appropriate; and (ii) is being furnished solely pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002) and is not being filed as part of the Report or as a separate disclosure document.

Dated:	November 4, 2026	/s/ Timothy C. Oliver
Timothy C. Oliver
Chief Executive Officer

Dated:	November 4, 2026	/s/ Andrew Wamser
Andrew Wamser
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to NCR Atleos Corporation and will be retained by NCR Atleos Corporation and furnished to the United States Securities and Exchange Commission or its staff upon request.